UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2023
________________________
LKQ CORPORATION
(Exact name of registrant as specified in its charter)
_______________________

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800
Chicago, Illinois		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LKQ	NASDAQ Global Select Market
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On January 5, 2023, LKQ Corporation ("LKQ" or the "Company") and certain other subsidiaries of LKQ (collectively, the "Borrowers") entered into a new Credit Agreement (the "New Credit Agreement") with several lenders from time to time party thereto as Lenders (the "Lenders"); Wells Fargo Bank, National Association ("Wells Fargo Bank"), as administrative agent; Bank of America, N.A. ("Bank of America"), as syndication agent; PNC Bank, National Association, Truist Bank and MUFG Bank, Ltd. ("MUFG"), as Documentation Agents; Wells Fargo Bank and Bank of America, as Sustainability Structuring Agents; Wells Fargo Securities, LLC, BofA Securities, Inc., PNC Capital Markets LLC, Truist Securities, Inc. and MUFG, as joint bookrunners and joint lead arrangers. The New Credit Agreement replaced the Company’s Prior Credit Agreement (as hereinafter defined).

The New Credit Agreement includes an unsecured revolving credit facility of up to a U.S. Dollar equivalent of $2 billion, which includes a $150 million sublimit for the issuance of letters of credit and a $150 million sublimit for swing line loans (the "Revolving Loans") and an unsecured term loan facility of up to $500 million (the "Term Loan" and collectively with the Revolving Loans, the "Loans"). Under the New Credit Agreement, the Revolving Loans have a maturity date of January 5, 2028, and the Term Loan has a maturity date of January 5, 2026, each of which maturity dates may be extended for a one year extension. The Term Loan has no required amortization payments prior to its maturity date. The New Credit Agreement allows for additional revolving credit facility capacity and/or additional term loans at the greater of $750 million or 50% of the Company’s EBITDA (as calculated in accordance with the terms of the New Credit Agreement) for the prior four quarters. Proceeds of the Loans may be used (i) to refinance certain existing indebtedness of LKQ and its subsidiaries and (ii) for general corporate purposes of LKQ and its subsidiaries in the ordinary course of business, including acquisitions and capital expenditures.

The Borrowers will pay a commitment fee (the "Commitment Fee") on the daily amount of unutilized Revolving Loan commitments based on the Company’s debt rating and total leverage ratio. The Borrowers will also pay a variable rate of interest on outstanding Loans based on the Company’s debt rating and total leverage ratio and the currency in which the Loans are borrowed. The Term Loan will be borrowed in U.S. dollars. Revolving Loans may be borrowed in U.S. dollars, euros, Australian dollars, Canadian dollars, Mexican pesos, Norwegian krone, pounds sterling, Swedish krona and Swiss francs. The Borrowers may also make borrowings in other currencies agreed to by Wells Fargo Bank and the Lenders.

The interest rate applicable to Loans (other than swing line loans) denominated in U.S. dollars may be (i) a forward-looking term rate based on SOFR for an interest period chosen by the Borrowers of one, three or six months plus 0.10% per annum plus the Term SOFR Spread or (ii) an Alternate Base Rate plus the ABR Spread (as defined in the New Credit Agreement). "Alternate Base Rate" on any day means the highest of (a) the prime rate announced from time to time by Wells Fargo Bank, (b) the federal funds effective rate plus 0.50% and (c) the sum of the forward-looking term rate based on SOFR for a one-month period plus 1.00%. Swing line loans denominated in U.S. dollars will bear interest at the Alternate Base Rate plus the ABR Spread.

The interest rate for Loans denominated in currencies other than U.S. dollars will be based on other risk-free interest rates that are applicable for that currency plus a spread which will apply depending on the type of interest rate applicable to such Loans. Some risk-free interest rates are forward-looking rates and some are daily rates, as set forth in the New Credit Agreement. All risk-free interest rates applicable to the Loans have a floor which prevents any rate from being less than 0.00% plus the applicable spread for that Loan.

The spreads applicable to the Loans are the Term SOFR Spread, Eurocurrency Rate Spread, RFR Spread, ABR Spread and Canadian Prime Rate Spread (each as defined in the New Credit Agreement). Each of the Term SOFR Spread, Eurocurrency Rate Spread and RFR Spread ranges from 1.125% to 1.75%, and each of the ABR Spread and Canadian Prime Rate Spread ranges from 0.125% to 0.750%. The Commitment Fee payable by the Borrowers ranges from 0.100% to 0.275%, in each case based on the Company’s total leverage ratio as set forth in its most recent financials or its then-current applicable debt rating. As of the effective date of the New Credit Agreement, each of the Term SOFR Spread, Eurocurrency Rate Spread and RFR Spread was 1.250%, each of the ABR Spread and Canadian Prime Rate Spread was 0.250% and the Commitment Fee was 0.125%.

Certain of the Company’s wholly-owned U.S. domestic subsidiaries are guarantors of the Borrowers’ obligations under the New Credit Agreement. The New Credit Agreement contains customary covenants for an unsecured credit facility for a company that has debt ratings that are investment grade. For instance, unlike the Prior Credit Agreement, the New Credit Agreement does not contain covenants limiting dividends or investments (other than intercompany loans). The New Credit Agreement contains limits on the Company’s and its subsidiaries’ ability to incur liens and indebtedness, but these restrictions on liens and indebtedness have been changed from the comparable restrictions in the Prior Credit Agreement. The New Credit Agreement also requires compliance with a total leverage ratio and interest coverage ratio, each calculated in accordance with the terms of the New Credit Agreement.

The New Credit Agreement contains customary representations and warranties made by the Company. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the Company has exchanged in connection with entering into the New Credit Agreement. While the Company does not believe that they contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the New Credit Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. The New Credit Agreement has been incorporated by reference herein to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company. Certain factual information about the Company can be found elsewhere in other public filings it has made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the New Credit Agreement, which is filed as an exhibit to this Current Report on Form 8-K.

Many of the banking firms that are party to our New Credit Agreement or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Company and certain of its subsidiaries and affiliates, for which service they have in the past received, and may in the future receive, compensation and reimbursement of expenses.

Item 1.02	Termination of a Material Definitive Agreement.
In connection with entry into the New Credit Agreement described above in Item 1.01, that certain Fourth Amended and Restated Credit Agreement dated as of January 29, 2016 (as amended, the "Prior Credit Agreement"), by and among the Company and certain other subsidiaries of LKQ, as the Borrowers, Wells Fargo Bank, as the Administrative Agent for the lenders, and the various lenders party thereto, and each amendment thereto, was terminated on January 5, 2023. The terms of the Prior Credit Agreement have been reflected in the Company’s prior SEC filings, including the Company’s Annual Report on Form 10-K filed on February 25, 2022.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
Benchmark interest rates in the United States and Europe have increased during 2022, and further increases may be enacted in 2023 to combat rising inflation. Such rate increases have impacted and will continue to affect the Company’s costs of borrowing and resulting interest expense. Based on the Company’s interest rate outlook and projected variable rate debt, the Company expects to incur an additional $45 million to $55 million in interest expense in 2023 relative to 2022. The actual interest expense variance in 2023 will depend on interest rate movements, foreign exchange rates, and the balance of variable rate debt outstanding throughout the year.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
4.1	Credit Agreement, dated as of January 5, 2023, by and among LKQ Corporation and certain additional subsidiaries of LKQ Corporation, as borrowers, certain financial institutions, as lenders, and Wells Fargo Bank, National Association, as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 6, 2023

LKQ CORPORATION

By:	/s/ Rick Galloway
Rick Galloway
Senior Vice President and Chief Financial Officer